Exhibit 10.1

EXECUTION VERSION
SENIOR NOTE PURCHASE AGREEMENT

This SENIOR NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of September 6, 2024, and is made by and among Green Dot Corporation, a Delaware corporation (the “Company”), and the several purchasers of the Senior Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $45,000,000 in aggregate principal amount of Senior Notes (as hereinafter defined).

WHEREAS, the Company has engaged Raymond James & Associates, Inc., as placement agent (the “Placement Agent”) for the offering of the Senior Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3), (7), or (9) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act (“QIB”).

WHEREAS, the offer and sale of the Senior Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

WHEREAS, each Purchaser is willing to purchase from the Company a Senior Note in the principal amount set forth on such Purchaser’s respective signature page to this Agreement (the “Senior Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Senior Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.DEFINITIONS.

1.1Defined Terms. The following capitalized terms used in this Agreement and in the Senior Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and its respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Senior Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means Green Dot Bank, a state member bank organized under the laws of the State of Utah and wholly-owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Bylaws of the Company, as amended, as in effect on the Closing Date.

“Charter” means the Certificate of Incorporation of the Company, as amended, as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means September 6, 2024.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024, including the audited financial statements of the Company contained therein; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2024, as filed with the SEC on May 10 and August 9, 2024, respectively, including the unaudited condensed financial statements of the Company contained therein; (iii) the Company’s Current Reports on Form 8-K, as filed with the SEC on March 26, May 23, and July 19, 2024, respectively; (iv) the Company’s Definitive Proxy Statement, as filed with the SEC on April 10, 2024; and (v) the Company’s public reports for the year ended December 31, 2023 and the periods ended March 31 and June 30, 2024, as filed with the Federal Reserve as required by regulations of the Federal Reserve.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” means The Depository Trust Company.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Senior Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any arbitrator, court, governmental body, commission, board, regulatory body, administrative agency or other authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary (as hereinafter defined) or any of their respective properties, assets or operations.

“Governmental Licenses” has the meaning set forth in Section 4.2.7.

“Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic or contaminated substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws (as hereinafter defined) and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, but not limited to: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (i) all liabilities and obligations arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien in property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed by the Company or any Subsidiary; provided, however, Indebtedness shall not include deposits or other Indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means any change or effect that (a) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, or (b) would materially impair the ability of the Company to perform its obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (ii) changes, subsequent to the date hereof, in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (iii) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (iv) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement , (v) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Senior Notes, (vi) the effects of any declaration of a state of emergency by the government of the United States or any State of the United States; and (vii) the effects of any epidemic, pandemic or disease outbreak, or continuation or extension of any epidemic, pandemic or disease outbreak, affecting the United States, which in the event of (i), (ii), (iii), (vi) or (vii) do not disproportionately affect the operations or business of the Company or the Bank in comparison to other banking institutions with similar operations.

“Maturity Date” means September 15, 2029.

“Paying Agent” means UMB Bank, N.A., as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement dated as of September 6, 2024, by and between the Company and Paying Agent, as amended, modified or restated from time to time.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company. For avoidance of doubt, Property includes, without limitation, property repossessed or foreclosed in connection with lending activities of Bank.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.6.

“Securities Act” has the meaning set forth in the Recitals.

“Senior Note” means the Senior Note (or collectively, the “Senior Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Senior Note delivered in substitution or exchange for such Senior Note.

“Senior Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Paying Agent Agreement, or the Senior Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.SENIOR DEBT.

2.1Certain Terms. Subject to the terms and conditions herein contained, the Company hereby agrees to issue and sell to the Purchasers, severally and not jointly, Senior Notes in an aggregate principal amount equal to the aggregate of the Senior Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Senior Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Senior Notes. The Senior Note Amounts shall be disbursed in accordance with Section 3.1. The Senior Notes shall bear interest per annum as set forth in the Senior Notes. The unpaid principal balance of the Senior Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Senior Notes and this Agreement or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Senior Notes.

2.2Ranking. The Senior Notes shall rank in accordance with the priority provisions set forth therein. The Senior Notes shall rank junior to any secured Indebtedness of the Company.

2.3Maturity Date. On the Maturity Date, the Company shall repay in full all sums due and owing under this Agreement and the Senior Notes. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Senior

Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.

2.4Unsecured Obligations. The obligations of the Company to the Purchasers under the Senior Notes shall be unsecured, not covered by a guarantee of an Affiliate of the Company, and not be subject to a sinking fund.

2.5The Closing. The execution and delivery of the Transaction Documents and the closing of the sale and purchase of the Senior Notes (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages at 10:00 a.m. (EST) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.6Payments. The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Senior Notes.

2.7Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.8Use of Proceeds. The Company shall use the net proceeds from the sale of Senior Notes for general corporate purposes (including payment of expenses incurred in connection with the issuance of the Senior Notes and other working capital purposes) and repayment of existing Indebtedness.

3.DISBURSEMENT.

3.1Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company or waived by the Purchaser and the Company has executed and delivered to each of the Purchasers a Senior Note Purchase Agreement and such Purchaser’s Senior Note and any other documents required by Section 3.2.1 in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Senior Note Amount set forth on each Purchaser’s respective signature page hereto in exchange for (a) a Senior Note with a principal amount equal to such Senior Note Amount or (b) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Senior Note with a principal amount equal to such Senior Note Amount, as applicable (the “Disbursement”). The Company will deliver (i) to the Paying Agent, a global certificate representing the Senior Note (the “Global Note”) registered in the name of Cede & Co., as a nominee for DTC, (ii) to each applicable Purchaser of the Senior Notes not represented by the Global Note, such Purchaser’s Senior Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (iii) to the Paying Agent, a list of Purchasers receiving the Senior Notes in the Disbursement under clause (ii) above.

3.2Conditions Precedent to Disbursement.

3.2.1.Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Senior Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to the satisfaction of, or delivery by or at the direction of the Company to such Purchaser (or, with respect to the Paying Agent Agreement, the Paying Agent, and with respect to the opinions of counsel, the Placement Agent) of, on or prior to the Closing Date, each of the following (unless such Purchaser shall have waived such satisfaction or delivery):

3.2.1.1.Transaction Documents. This Agreement, the Global Note and the Senior Note (collectively, the “Transaction Documents”), and the Paying Agent Agreement, each duly authorized and executed by the Company and, in the case of the Senior Note, authenticated by the Paying Agent.

3.2.1.2.Authority Documents.

(a) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Charter of the Company;

(b) A certificate of existence/good standing, or similar document, of the Company issued by the Secretary of State of the State of Delaware;

(c) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Bylaws of the Company;

(d) A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Senior Notes and the execution, delivery and performance of the Transaction Documents;

(e) An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(f) Opinions of counsel to the Company acceptable to the Placement Agent, dated as of the Closing Date, from (i) Orrick, Herrington & Sutcliffe LLP, counsel for the Company, (ii) the General Counsel of the Company and (iii) local counsel to the Bank, each addressed to the Purchasers and the Placement Agent, expressing the opinions substantially in the form as set forth at Exhibit B-1, Exhibits B-2 and Exhibit B‑3 attached hereto, subject to customary assumptions, qualifications and limitations.

3.2.1.3.Other Documents and Information. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request, which certificates, affidavits, schedules, resolutions, notes and/or other documents so requested by a Purchaser shall be delivered to all of the Purchasers.

3.2.2.Conditions to the Company’s Obligation. With respect to each Purchaser, the obligation of the Company to consummate the sale of the Senior Notes to such Purchaser and to effect the Closing is subject to the satisfaction of, or delivery by or at the direction of such Purchaser to the Company of, on or prior to the Closing Date, each of the following (unless the Company shall have waived such satisfaction or delivery):

3.2.2.1.Transaction Documents. With respect to such Purchaser, the delivery to the Company of this Agreement, duly authorized and executed by such Purchaser.

3.2.2.2.Disbursement. The disbursement to the Company in immediately available funds of the Senior Note Amount set forth on each Purchaser’s respective signature page to this Agreement.

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in any Company Reports, the Company hereby represents and warrants to each Purchaser as follows:

4.1Organization and Authority.

4.1.1.Organization Matters of the Company and Its Subsidiaries.

4.1.1.1.The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2.The Bank is the only Subsidiary of the Company that is an insured depository institution. The Bank has been duly chartered and is validly existing as a state member bank organized under the laws of the State of Utah and supervised by the Federal Reserve and the Utah Department of Financial Institutions and each other Subsidiary has been duly organized and is validly existing under the jurisdiction of its incorporation, in each case in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other Equity Interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.

4.1.1.3.The Bank is a state member bank organized under the laws of the State of Utah. The deposit accounts at the Bank are insured by the FDIC as applicable. The Bank has not received any written notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2.Capital Stock and Related Matters. The Charter of the Company authorizes the Company to issue 100,000,000 shares of Class A common stock, $0.001 par value per share, of which 53,716,320 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, of which 10,085 shares have been designated as Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock and no shares are issued and outstanding as of the date hereof. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. Except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company.

4.2No Impediment to Transactions.

4.2.1.Transaction is Legal and Authorized. The issuance of the Senior Notes, the borrowing of the aggregate of the Senior Note Amount, the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2.Agreement. Each of this Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3.Senior Notes. The Senior Notes issued on the Closing Date have been duly authorized by the Company and when duly executed by the Company and issued by the Company and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4.Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Senior Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Senior Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. Except as set forth in Confidential Schedule 4.2.4, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act, as modified by Rules 506(d)(2) and (d)(3) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) of the Securities Act (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event, and except as set forth in Confidential Schedule 4.2.4, to the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of the Securities Act.

4.2.5.No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Charter or Bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any material contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other material agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company, except, (A) in the case of items (2), (3) or (4), for such violations and conflicts, breaches and defaults that would not, either singularly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (B) in the case of item (2), have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any material property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not, either singularly or in the aggregate, have a Material Adverse Effect. Other than loans through Federal Home Loan Bank and the Federal Discount Window, the Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes or restrictions) restricting the ability of the Bank to pay dividends or make any other distributions to the Company.

4.2.6.Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed, in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act, Regulation D, any applicable state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.2.7.Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary. The Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such proceedings would not have a Material Adverse Effect on the Company or such applicable Subsidiary.

4.3Financial Condition.

4.3.1.Company Financial Statements. The financial statements of the Company included in the Company Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended or supplemented or otherwise disclosed or updated in subsequent Company Reports, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required to be reflected on or reserved against in a balance sheet prepared in accordance with GAAP, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.3.2.Absence of Default. Since the end of the Company’s last fiscal year, for which audited financial statements have been included in the Company Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except for such defaults that would not, singularly or in the aggregate, have a Material Adverse Effect.

4.3.3.Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

4.3.4.Ownership or Use of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or the Federal Reserve Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as disclosed in the Company Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company Reports.

4.4No Material Adverse Change. Since the end of the Company’s last fiscal year, for which audited financial statements have been included in the Company Reports, there has been no development or event that has had or would, singularly or in the aggregate, have a Material Adverse Effect.

4.5Legal Matters.

4.5.1.Compliance with Law. Except for the Consent Order issued by the Federal Reserve on July 19, 2024 or as disclosed in Company Reports, each of the Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any written notice of any material violation of, any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not result, either individually or in the aggregate, in a Material Adverse Effect. Except for the Consent Order issued by the Federal Reserve on July 19, 2024 or as disclosed in Company Reports, at no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing, except for any violations that (A) have been resolved, (B) in the reasonable and good faith judgment of the Company are in the process of being resolved, or (C) has not had, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.5.2.Regulatory Enforcement Actions. Except for the Consent Order issued by the Federal Reserve on July 19, 2024 or as disclosed in Company Reports, neither the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any material restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remains unresolved. Notwithstanding the foregoing, nothing in this Section 4.5.2 or this Agreement shall require the Company or any of its Subsidiaries to provide any confidential regulatory or supervisory information of the Company or any of its Subsidiaries.

4.5.3.Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened in writing or proposed in writing, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either singularly or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or affect issuance or payment of the Senior Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.5.4.Environmental. Except as would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect, no Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any

Hazardous Materials Law, except for such claims or actions that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

4.5.5.Brokerage Commissions. Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.5.6.Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.6No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by the Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement, except for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date of this Agreement.

4.7Internal Accounting Controls. The Company and the Bank have established and maintain a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of the Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s and the Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other Subsidiaries are being made only in accordance with authorizations of the Company’s management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that could have a Material Adverse Effect. Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of the Company’s last completed fiscal year, there has not been (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Bank’s internal control over financial reporting. The Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting and of which the Company has knowledge. Such disclosure controls and procedures are effective for the purposes for which they were established.

4.8Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed by them prior to the date hereof, or request for extensions to file such returns have been timely filed, and all such tax returns were true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them and any other material assessment, fine or penalty levied against them other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.9Exempt Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Senior Notes by the Company to the Purchasers.

4.10Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality, or similar qualification are true and correct in all material respects (i) as of the Closing Date and (ii) as otherwise specifically provided herein. The representations and warranties of the Company set forth in this Agreement that contain a “Material Adverse Effect” qualification, or any other express materiality or similar qualification are true and correct (a) as of the Closing Date and (b) as otherwise specifically provided herein.

5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser as follows:

5.1Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of its covenants, agreements and obligations under the Transaction Documents.

5.2Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company, except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3Compliance with Laws.

5.3.1.Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not, singularly or in the aggregate, have a Material Adverse Effect.

5.3.2.Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not have a Material Adverse Effect on the Company, the Bank and/or such of its Subsidiaries or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3.Taxes. The Company will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them, their income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which amounts if unpaid, might become a material lien or charge upon such properties or any part thereof. However, the Company or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

5.3.4.Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each Subsidiary of the Company; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its Subsidiaries if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

5.4Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined in the Senior Notes), until such Event of Default is cured by the Company and except as may be required by any federal or state Governmental Agency, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Senior Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Senior Notes, in each case other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

5.5Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.6Secondary Market Transactions. To the extent and so long as not in violation of Section 6.4 (Purchase for Investment) in this Agreement, each Purchaser shall have the right at any time and from time to time to securitize its Senior Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Senior Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Purchaser’s expense, use commercially reasonable efforts to cooperate with such Purchaser and otherwise reasonably assist such Purchaser in satisfying the market standards to which such Purchaser customarily adheres or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction, but in no event shall the Company be required to incur any costs or expenses in excess of $10,000 in connection therewith. Subject to any written confidentiality obligation, including the terms of any non-disclosure or confidentiality agreement between such Purchaser and the Company and with the Company’s prior written consent, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by such Purchaser in connection with participation in such Secondary Market Transaction; provided that such Person shall agree to keep such information confidential.

5.7Bloomberg. The Company shall use commercially reasonable efforts to cause the Senior Notes to be quoted on Bloomberg.

5.8Rule 144A Information. While any Senior Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Senior Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.9Redemption. Any redemption made pursuant to the terms of the Senior Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal.”

5.10DTC Registration. Upon the request of a holder of a Senior Note that is a QIB, the Company shall use commercially reasonable efforts to cause the Senior Notes held by such QIB to be registered in the name of Cede & Co. as nominee of DTC or a nominee of DTC.

5.11NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a nationally recognized statistical rating organization (“NRSRO”) while any Senior Notes remain outstanding.

6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, as follows:

6.1Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation.

6.2Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4Purchase for Investment. The Purchaser is purchasing the Senior Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Senior Notes in any manner.

6.5Institutional Accredited Investor; Qualified Institutional Buyer. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1)-(3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Senior Notes and making an informed investment decision, and has so evaluated the merits and risks of such investment. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Senior Notes.

6.7Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Senior Notes involves substantial risks, including the risks set forth in the Company Reports and as set forth in Exhibit C hereto, which risks it has carefully considered in connection with making an investment in the Senior Notes. It has the ability to bear the economic risk of the prospective investment in the Senior Notes, including the ability to hold the Senior Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.

6.8Information. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Senior Notes were registered under the Securities Act, nor is it being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Senior Notes or any other securities of the Company; (ii) it has conducted its own examination of the Company and the terms of the Senior Notes to the extent it deems necessary to make its decision to invest in the Senior Notes; (iii) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Senior Notes (including but not limited to meeting with representatives of the Company and the information under the heading “Risk Factors” in each of the Company Reports); and (iv) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer and sale of the Senior Notes. It has reviewed the information set forth in the Company Reports, the exhibits and schedules thereto and hereto, including the information set forth in Exhibit C hereto regarding “Risk Factors” related to the investment in the Senior Notes, and the information contained in the investor presentation provided by the Company in connection with the transactions contemplated by this Agreement (the “Investor Presentation”). Purchaser has reviewed the information provided to it in connection with the transactions contemplated by this Agreement and understands that the Investor Presentation is not an offering circular or prospectus and does not contain all of the information that would be included in an offering circular or prospectus.
6.9Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by it or its advisors and have been given the opportunity to request documents from and to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Company or the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it or otherwise acted on behalf of or for the benefit of the Purchaser and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Senior Notes constitutes legal, tax or investment advice.

6.11Private Placement; No Registration; Restricted Legends. It understands and acknowledges that the Senior Notes are characterized as “restricted securities” under the Securities Act and its implementing regulations and are being sold by the Company without registration under the Securities Act in reliance on one or more of the exemptions from federal and state registration set forth in, respectively, Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any applicable state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to it. Further, while any Senior Notes remain in the restricted holding period pursuant to Rule 144 under the Securities Act, the Purchaser understands and acknowledges that any resale of such Senior Notes will be limited to a QIB under Rule 144A under the Securities Act. The Purchaser is not subscribing for the Senior Notes as a result of or subsequent to any general solicitation or general advertising, in each case within the meaning of Rule 502(c) of Regulation D, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting. The Purchaser has not been solicited with respect to investment in the Senior Notes except in the jurisdiction of its address appearing on the Purchaser’s signature page to this Agreement. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Senior Notes will bear the restrictive legend set forth in the form of Senior Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Senior Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Placement Agent nor the Company have or has made or are or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Senior Notes, or that the Senior Notes purchased by the Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12Placement Agent. It will purchase the Senior Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Senior Notes.

6.13Physical Settlement of Senior Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, the Purchaser acknowledges that its Senior Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and the Purchaser agrees to such physical settlement of its Senior Note.

6.14Not Debt of the Bank; Not Savings Accounts, Etc. The Purchaser acknowledges that the Company is a financial holding company and the Company’s rights and the rights of the Company’s creditors, including, the Noteholders (as defined in the Senior Notes), to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors. The Purchaser acknowledges and agrees that the Senior Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Senior Notes or has made or will make any finding or determination as to the fairness of this investment.

6.15Accuracy of Representations. It understands that the Placement Agent and the Company are relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company prior to the Closing.

6.16Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct (i) as of the date hereof and will be true and correct as of the Closing Date and (ii) as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.MISCELLANEOUS.

7.1Prohibition on Assignment by the Company. Except as described in Section 7(b) of the Senior Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Senior Notes to any Person, without the prior written consent of all the Noteholders (as defined in the Senior Notes). In addition, in accordance with the terms of the Senior Notes, any transfer of such Senior Notes by the Noteholders must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2Time of the Essence. Time is of the essence for this Agreement.

7.3Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Senior Notes shall be effective unless in writing and signed by the parties hereto. No failure to exercise or delay in exercising, by any holder of the Senior Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next business day delivery, or sent by email to the parties at the following addresses:

if to the Company:          Green Dot Corporation
4675 Cornell Road, Suite 280
Cincinnati, OH 45241
Attention: Jess Unruh, Chief Financial Officer
Email:

with a copy to:             Green Dot Corporation
4675 Cornell Road, Suite 280
Cincinnati, OH 45241
Attention: Amy Pugh, General Counsel
Email:

if to the Purchasers: To the address indicated on such Purchaser’s signature page

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested), or if emailed, upon confirmation of receipt.

7.6Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that (i) unless the Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company, and (ii) unless such assignment complies with the Assignment Form attached to the Senior Notes, no purported assignment made by the Purchaser shall be effective or confer any rights on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Senior Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Senior Notes pursuant to an assignment complying with the Assignment Form attached to the Senior Notes.

7.7No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Purchaser, shall be deemed to make the Purchaser a partner or joint venturer with the Company.

7.8Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

7.9Public Announcement. The Company and each Purchaser agree that no public release, statement, announcement, or other disclosure detailing the purchase of Senior Notes pursuant to this Agreement that refers to the other party or parties by name shall be issued by any party without the prior written consent of the other party so named (which consent shall not be unreasonably withheld, conditioned or delayed), except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Purchasers reasonable time to comment on such release or announcement in advance of such issuance.

7.10Entire Agreement. This Agreement and the Senior Notes, along with any exhibits hereto and thereto and any non-disclosure agreements between the Purchaser and the Company, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Senior Notes.

7.11Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which the Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by the Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.12Submission to Jurisdiction. THE PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS RELATED HERETO, REGARDLESS OF WHETHER A CLAIM SOUNDS IN CONTRACT, TORT, OR OTHERWISE AND REGARDLESS OF WHETHER A CLAIM IS AT LAW OR IN EQUITY, AND THE PURCHASER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. The Purchaser, on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. The Purchaser agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.13No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchaser, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.14Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.15Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. This Agreement may be executed by each party in one or more counterparts, including by manual signature, facsimile or scan of manual signature, or by electronic signature. Any such signature shall be deemed an original signature for purposes of this Agreement having the same legal effect as original signatures that were physically executed. Any use by a party of an electronic signature must be in accordance with the federal Electronic Signature In Global and National Commerce Act.

7.16Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.17Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.18Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.19Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the Company has caused this Senior Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

GREEN DOT CORPORATION

By: /s/ Jess Unruh
Name: Jess Unruh
Title: Chief Financial Officer

[Company Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Senior Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[INSERT PURCHASER NAME]

By:
Name:
Title:

Address of Purchaser:

Principal Amount of Purchased Senior Note:

[Purchaser Signature Page to Note Purchase Agreement]

CONFIDENTIAL SCHEDULE 4.2.4

EXHIBIT A

FORM OF SENIOR NOTE

GREEN DOT CORPORATION

8.75% FIXED RATE SENIOR NOTE DUE 2029

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND. THIS SENIOR NOTE REPRESENTS AN UNSECURED OBLIGATION OF GREEN DOT CORPORATION (THE “COMPANY”). IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION, ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THIS SENIOR NOTE, (II) WITH RESPECT TO ANY INDEBTEDNESS BETWEEN THE COMPANY AND ITS SUBSIDIARIES OR AFFILIATES, OR (III) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

[THIS SENIOR NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITARY, THE DEPOSITORY TRUST COMPANY A NEW YORK CORPORATION (“DTC”). UNLESS AND UNTIL THIS SENIOR NOTE IN GLOBAL FORM IS EXCHANGED FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SENIOR NOTE IN GLOBAL FORM IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY PURCHASER OF THIS SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER IS RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED BY RULE 144A THEREUNDER (“RULE 144A”) OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THIS SENIOR NOTE HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF

RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A FOR RESALE OF THE SENIOR NOTE EVIDENCED HEREBY.][1]

THIS SENIOR NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $2,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SENIOR NOTE IN A DENOMINATION OF LESS THAN $2,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SENIOR NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SENIOR NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SENIOR NOTE.

THIS SENIOR NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT [OF 1933, AS AMENDED (THE “SECURITIES ACT”),][2] OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SENIOR NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SENIOR NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SENIOR NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SENIOR NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH
___________________________

1 To be included in Global Note only and deleted for Senior Notes issued to “accredited investors.”
2 To be inserted for any Senior Notes issued to “accredited investors.”

PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SENIOR NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SENIOR NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SENIOR NOTE OR ANY INTEREST HEREIN.

No.: 2029________	CUSIP (Accredited Investors): 39304DAB8
CUSIP (QIBs): 39304DAA0

GREEN DOT CORPORATION

8.75% FIXED RATE SENIOR NOTE DUE 2029

1.Senior Notes. This Senior Note is one of an issue of notes of Green Dot Corporation, a Delaware corporation (the “Company”), designated as the “8.75% Fixed Rate Senior Notes due 2029” (the “Senior Notes”) issued pursuant to those Senior Note Purchase Agreements, dated as of the date upon which this Senior Note was originally issued (the “Issue Date”), between the Company and the several purchasers of the Senior Notes identified on the signature pages thereto (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”). This Senior Note is an unsecured, unsubordinated obligation and ranks equally in right of payment with all other Senior Notes and with all other existing and future unsecured indebtedness, liabilities and other obligations of the Company that are not subordinated in right of payment to the Senior Note, and will be effectively subordinated to any of the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

2.Payment. The Company, for value received, hereby promises to pay to [●], the principal sum of [●] (U.S.) $[●] plus accrued but unpaid interest on September 15, 2029 (the “Maturity Date”) and to pay interest thereon from and including the Issue Date to but excluding the Maturity Date or the earlier redemption date contemplated in Section 3 of this Senior Note, at the rate of 8.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), beginning March 15, 2025. All interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full month, on the number of days actually elapsed. Any payment of principal of or interest on this Senior Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day. A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law or executive order to close.

3.Redemption.

(a)    Redemption the Company’s Option. At any time prior to March 15, 2029 (the date that is six months prior to the Maturity Date (the “Par Call Date”) and subject to Section 3(e) below), the Company may, at its option, upon not less than 10 nor more than 60 days’ notice, redeem at any time all, or from time to time part of, the Senior Notes at a redemption price equal to 100% of the principal amount so redeemed, together with accrued and unpaid interest on the principal amount so redeemed, but not including the date of redemption, plus the Make-Whole Amount, determined for the redemption date with respect to such principal amount. At any time on and after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part from time to time, at 100% of the principal amount so redeemed, together with accrued and unpaid interest on the principal amount to redeemed to, but not including, the redemption date.

The term “Make-Whole Amount” means, with respect to any Senior Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Amount Payments with respect to the Called Principal of such Senior Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Senior Note, the principal of such Senior Note that is to be redeemed pursuant to this Section 3.

“Discounted Value” means, with respect to the Called Principal of any Senior Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Senior Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Senior Note, 0.50% over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release 11.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the applicable U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the applicable U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Senior Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Senior Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Senior Notes, then the interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 3.

“Settlement Date” means, with respect to the Called Principal of any Senior Note, the date on which such Called Principal is to be redeemed pursuant to this Section 3.

(b)    Partial Redemption. If less than the then outstanding principal amount of Senior Note is redeemed, (i) a new Senior Note shall be issued representing the unredeemed portion without charge to the holder thereof, and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders. For purposes of clarity, upon partial redemption, a like percentage of the principal amount of every Senior Note held by every Noteholder shall be redeemed.

(c)    No Redemption at Option of Noteholder. Except pursuant to Section 5, this Senior Note is not subject to redemption at the option of the holder of this Senior Note.

(d)    Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Senior Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Senior Note called for redemption; this Senior Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Senior Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, subject only to the right of the Noteholder to receive the amount payable on such redemption, without interest.

(e)    Regulatory Approvals; Notice. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, as applicable, including, but not limited to, the consent of the Federal Reserve to the extent then required by applicable law. In the case of any redemption of this Senior Note pursuant to paragraphs (a) or (b) of this Section 3, the Company will give the Noteholder notice of redemption, which notice shall indicate the aggregate principal amount of Senior Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the proposed redemption date.

(f)    Purchase and Resale of the Senior Notes. Subject to any required federal and state regulatory approvals and the provisions of this Senior Note, the Company shall have the right to purchase any of the Senior Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Senior Notes, it may, in its discretion, hold, resell or cancel any of the purchased Senior Notes.

4.Events of Default; Acceleration. Each of the following events will constitute an “Event of Default” under the Senior Note:

(a)    the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of ninety (90) consecutive calendar days;

(b)    the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)    the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(d)    the failure of the Company to pay any installment of interest on any of the Senior Notes as and when the same will become due and payable, and the continuation of such failure for a period of thirty (30) calendar days;

(e)    the failure of the Company to pay all or any part of the principal of any of the Senior Notes as and when the same will become due and payable;

(f)    the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its Subsidiaries);

(g)    the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Senior Notes, and the continuation of such failure for a period of thirty (30) calendar days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 16 (Notices), to the Company by a Noteholder; and

(h)    the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Unless the principal amount of this Senior Note already shall have become due and payable, if an Event of Default set forth in Section 4(a), Section 4(b) and Section 4(c) shall have occurred, then the principal amount of, and all accrued and unpaid interest on, all of the Senior Notes then outstanding will immediately become due and payable without any further action or notice by the Noteholders. Unless the principal amount of this Senior Note already shall have become due and payable, if an Event of Default set forth in this Section (other than an Event of Default set forth in Section 4(a), Section 4(b) or Section 4(c)) shall have occurred and be continuing, Noteholders holding not less than twenty-five percent (25%) in aggregate principal amount of the Senior Notes at the time outstanding, by notice in writing to the Company, may declare the principal amount of all outstanding Senior Notes to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable. The Company, within thirty (30) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Senior Note, shall mail to all Noteholders, at their addresses set forth on the signature page to the Agreement, such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing to the Noteholder or Noteholders who provided written notice of such Event of Default.

In the event of any failure by the Company to make any required payment of principal or interest on this Senior Note (and in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Senior Note for principal and interest (without acceleration of this Senior Note in any manner), with interest on the overdue principal and interest at the rate per annum borne by this Senior Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Senior Note, or an Event of Default shall have occurred and until such Event of Default is cured by the Company or waived by the Noteholder in accordance with Section 20 hereof, the Company shall not, except as required by any federal or state governmental agency: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Senior Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Senior Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to, under or from any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (the foregoing clauses of (i) through (v) are collectively referred to as the “Permitted Dividends”).

5.Change of Control Put Right.

(a)    Upon a Change of Control (as defined below), unless the Company has previously or concurrently exercised its right to redeem the Senior Note, Noteholder may elect, in its sole discretion, to require the Company to make an offer (the “Change of Control Offer”) to Noteholder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Senior Note at a purchase price in cash equal to one hundred and one percent (101%) of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase. Within thirty (30) days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem the Senior Note, the Company will send a notice to Noteholder setting forth the procedures governing the Change of Control Offer. Upon receipt of such notice, Noteholder shall complete and provide the Company with the Option of Noteholder to Elect to Purchase Form attached to the Senior Notes.

For purposes of this Senior Note, “Change of Control” means (i) the sale of the Company in a transaction resulting in a person or group of persons acquiring beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than a majority of the outstanding common stock of the Company, (ii) the sale of all or substantially all of the assets of the Company, whether by asset purchase, stock purchase, merger, business combination or otherwise, or (iii) a Change in Bank Control (as defined below).

(b)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5 by virtue thereof.

(c)    The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

6.Reserved.

7.Affirmative Covenants of the Company.

(a)    Payment of Principal, any Premium, Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and any premium or interest, if any, on the Senior Note in accordance with the terms hereof.

(b)    Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each Subsidiary of the Company; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries taken as a whole.

(c)    Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which amounts if unpaid, might become a material lien or charge upon such properties or any part thereof. However, the Company or such Subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

(d)    Maintenance of Property. The Company will, and will cause each Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7(d) will prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or any of its Subsidiaries, as the case may be, desirable in the conduct of its business.

(e)    Insurance. The Company will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations or financial institutions, as applicable.

(f)    Financial Statements; Access to Records.

i.Not later than forty-five (45) days following the end of each fiscal quarter for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FR Y-9C to the Federal Reserve, upon request, the Company shall provide the Noteholders with a copy of the Company’s unaudited parent company only balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

ii.Not later than one hundred twenty (120) days from the end of each fiscal year, upon request the Company shall provide the Noteholder, to the extent not publicly filed with a government entity, with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

iii.Notwithstanding anything to the contrary, any financial statements filed with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval system, the Federal Reserve or any other regulatory agency that makes such financial statements generally available to the public shall be deemed to have been provided to the Noteholders.

8.Negative Covenants of the Company.

(a)    Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

(b)    Merger or Sale of Assets. The Company shall not merge into another entity, or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

i.the continuing entity into which the Company is merged or the Person which acquires by conveyance or transfer or which leases all or substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Senior Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

ii.immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

(c)    Change in Bank Control. The Company shall not effect a Change in Bank Control. “Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Bank, in either case resulting in ownership by the Company of securities that provides it with less than 80% of the Bank’s outstanding voting equity securities, calculated on the basis of voting power; provided, that, a merger of the Company or the conveyance, transfer or lease of all or substantially all of the Company’s properties and assets shall not constitute a Change in Bank Control so long as the Company satisfies the conditions set forth in Section 8(b).

9.[Global Notes; Definitive Notes. The Senior Notes offered and sold to QIBs (as such term is defined in the Purchase Agreement) are being issued in fully registered book-entry form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Senior Notes offered and sold to QIBs and registered in the name of CEDE & CO., as nominee of the Depository, The Depository Trust Company, a New York corporation (“DTC”) (including their respective successors). The Senior Notes offered and sold to institutional accredited investors (as such term is defined in the Purchase Agreement) that are not QIBs are being issued in definitive form and registered in the name of the applicable Noteholder.

i.Notwithstanding any other provision herein, a Global Note may be exchanged in whole or in part for definitive Senior Notes registered only in adherence to subsection (ii) below, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than CEDE & CO., as nominee of the Depository for such Global Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act, and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Note of the occurrence of such event and of the availability of definitive Senior Notes to such owners of beneficial interests requesting the same.

ii.If any Global Note is to be exchanged for definitive Senior Notes as provided in subsection (a) above or canceled in part, or if another note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this section or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or Registrar (as defined below), whereupon the Company or the Registrar, in accordance with the applicable procedures of the Depositary, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any definitive Senior Notes issuable in exchange for such Global Note (or any portion thereof) in accordance with the instructions of the Depositary.

iii.Every Senior Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Note, unless such Senior Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

iv.CEDE & CO. as the nominee of the Depository, is the registered owner of each Global Note, and shall be the “Registered Holder” of such Global Note for all purposes under this Senior Note, and the holders shall hold such interests in the Senior Notes pursuant to the applicable procedures of the Depositary. Accordingly, any such holder’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. The Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Note (including the payment of principal and interest thereon and the giving of instructions or directions by the holders therein and the giving of notices to such holders) as the sole registered Noteholder and shall have no obligations to the beneficial holders therein. The Registrar shall have no liability in respect of any transfers effected by the Depositary. The Registrar shall not be liable or responsible for sending transaction statements of any kind to the Depositary’s participants or the beneficial owners of the Global Notes, or for maintaining, supervising or reviewing the records of the Depositary or its participants with respect to such Global Notes.

v.The rights of owners of beneficial interests in a Global Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

vi.No holder of any beneficial interest in any Global Note held on its behalf by the Depositary shall have any rights with respect to such Global Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Senior Note.]3

10.Payment Procedures.

(a)    Payments of the principal and interest payable on the Maturity Date will be made by (i) check mailed to the registered Noteholder, as such person’s address appears on the Security Register (as defined herein), or (ii) wire transfer or Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the Noteholder if such Noteholder shall have previously provided wire or ACH instructions to the Company, upon presentation and surrender of this Senior Note at the Payment Office (as defined herein) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office or the offices of the Registrar, provided that this Senior Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by (x) check mailed to the registered Noteholder, as such person’s address appears on the Security Register (as defined herein) or (y) wire transfer or ACH transfer in immediately available funds to an account at an institution in the United States designated by such Noteholder, if such Noteholder shall have previously provided wire or ACH instructions to the Company.

(b)    Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Senior Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Senior Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date.

(c)    To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Senior Note, on any amount of principal or interest on this Senior Note not paid when due. All payments on this Senior Note shall be applied first against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Senior Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Senior Notes. In the event that the Noteholder receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Senior Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the holders of the other Senior Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

11.Form of Payment. Payments of principal of and interest on this Senior Note will be made in such coin or currency of the United States of America as at the time of payment are legal tender for the payment of public and private debts.
______________________________
3 To be deleted for any Senior Notes issued to “accredited investors.”

12.Security Register. The Company will maintain a register providing for the registration of the Senior Notes and any transfer or exchange thereof (the “Security Register”), either by doing so itself or by appointing an agent for that purpose. Prior to due presentment of this Senior Note for registration of transfer, the Company may deem and treat the person in whose name this Senior Note is registered in the Security Register as the absolute owner of this Senior Note for all purposes, whether or not this Senior Note is overdue, and neither the Company nor any agent of the Company will be affected by any notice to the contrary.

13.Registrar. The Company has initially designated UMB Bank, N.A., as its Paying Agent, Transfer Agent, and Note Registrar (the “Registrar”) in respect of the Senior Notes and its agency in the State of Texas, as a place where Notes may be presented for payment or for registration of transfer.

14.Denominations; Registration of Transfer and Exchange. The Senior Notes are issuable only in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as otherwise provided herein, upon surrender for registration of transfer of this Senior Note, the Company will execute and deliver, in the name of the designated transferee or transferees, one or more Senior Notes denominated as authorized herein of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions. Except as otherwise provided herein, at the option of the Noteholder, this Senior Note may be exchanged for other Senior Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of this Senior Note. To be properly presented or surrendered for registration of transfer or for exchange or otherwise, this Senior Note must be presented or surrendered at the main office of the Company or at such other place or places as the Company will designate by notice to the Noteholder, duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, and will be accompanied by such evidence of due authorization and guarantee of signature as may reasonably be required by the Company in form satisfactory to the Company, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Senior Note is to be issued. The Company may also request evidence of compliance with any restrictive legends appearing on this Senior Note. The Company will not be required to register the transfer of or exchange this Senior Note within fifteen (15) calendar days of any Redemption Date or Maturity Date.

15.Charges and Transfer Taxes. No service charge (other than any cost of delivery) will be imposed for any exchange or registration of transfer of this Senior Note, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with the exchange or transfer of this Senior Note.

16.Notices. All notices to the Company under this Senior Note shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next business day delivery, to the Company at 4675 Cornell Road, Suite 280, Cincinnati, OH 45241, Attn: Chief Financial Officer, or to such other address as the Company may provide to the Noteholders (the “Payment Office”), or sent by email to the Company at junruh@greendotcorp.com. All notices to the Noteholders shall be in writing and shall be mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by email to each Noteholder at such Noteholder’s address as set forth in the Security Register, or sent by email to the Company at the email address for such Noteholder as set forth in the Security Register. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided that next business day delivery was requested), or if emailed, upon confirmation of receipt.

17.Absolute and Unconditional Obligation of the Company. Nothing contained in this Senior Note will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note as and when the same will become due and payable in accordance with its terms.

18.Successors and Assigns. This Senior Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Senior Note. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement relating to this Senior Note as it would have had if it were the Noteholder hereunder.

19.Priority. The Senior Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured senior debt obligations of the Company, except any unsecured senior debt or secured senior debt, pursuant to its express terms, is senior or subordinate the Senior Notes.

20.Waiver and Consent.

(a)    Any consent or waiver given by the Noteholder will be conclusive and binding upon the Noteholder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

(b)    No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default will impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)    Any insured depository institution which will be a Noteholder or which otherwise will have any beneficial ownership interest in this Senior Note will, by its acceptance of this Senior Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(d)    No waiver or amendment of any term, provision, condition, covenant or agreement in the Senior Notes shall be effective except with the written consent of the Noteholders of at least fifty percent (50%) of the aggregate principal amount of the Senior Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Senior Note, no such amendment or waiver may: (i) reduce the principal amount of such Senior Note; (ii) reduce the rate of or change the time for payment of interest on such Senior Note; (iii) extend the maturity of any Senior Note, (iv) change the currency in which payment of the obligations of the Company under the Senior Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Senior Notes required to approve any amendment of the Senior Notes, (vi) make any changes to Section 5 that adversely affects the rights of any of the Noteholders; or (vii) disproportionately and adversely affect the rights of any of the Noteholders of the then outstanding Senior Notes. Notwithstanding the foregoing, the Company may amend or supplement the Senior Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, or to make any change that does not adversely affect the rights of any Noteholder.

21.Further Sales. The Company may, from time to time, without the consent of the Noteholder, create and sell additional notes having the same terms and conditions of this Senior Note in all respects (except for the issue date, issue price and initial Interest Payment Date) so that such additional notes would form a single series with the Senior Notes and rank equally and ratably with the Senior Notes or would form a new series. No additional Senior Notes may be issued if any Event of Default has occurred and is continuing with respect to the Senior Notes.

22.No Sinking Fund; Convertibility. This Senior Note is not entitled to the benefit of any sinking fund. This Senior Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

23.No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Senior Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Senior Note by the Noteholder and as part of the consideration for the issuance of this Senior Note.

24.Restricted Securities Legend. The legend contained on this Senior Note evidencing the transfer restrictions based on the Securities Act will be removed and a new Senior Note of like tenor and principal amount without such restrictive legend will be executed and delivered to the Noteholder by the Company upon the due surrender of this Senior Note, together with an opinion of counsel acceptable to the Company to the effect that this Senior Note is eligible for immediate resale, without any remaining holding period, under Rule 144 under the Securities Act without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities.

25.Governing Law; Interpretation. THIS SENIOR NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

26.Submission to Jurisdiction. THE NOTEHOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SENIOR NOTE AND THE TRANSACTIONS RELATED HERETO, REGARDLESS OF WHETHER A CLAIM SOUNDS IN CONTRACT, TORT, OR OTHERWISE AND REGARDLESS OF WHETHER A CLAIM IS AT LAW OR IN EQUITY, AND THE NOTEHOLDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. The Noteholder, on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. The Noteholder agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

27.Authentication. This Senior Note shall be issued and enforceable only if the certificate of authentication set forth on the signature page of this Senior Note has been manually executed by the Paying Agent, and such certificate of or on behalf of the Paying Agent shall be conclusive evidence that this Senior Note so authenticated has been duly executed and authenticated.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Senior Note to be duly executed and attested.

GREEN DOT CORPORATION

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

AUTHENTICATION:

[Signature Page to 8.75% Fixed Rate Senior Note Due 2029]

CERTIFICATE OF AUTHENTICATION

This Global Note for the 8.75% Fixed Rate Senior Notes due 2029 (“Senior Notes”) issued by Green Dot Corporation pursuant to the Paying Agency and Registrar Agreement, dated September 6, 2024. This Certificate of Authentication must accompany any security issued pursuant to the Senior Notes offering in order to be a valid security.
UMB BANK, NATIONAL ASSOCIATION,
as paying agent and registrar

_______________________________________

ASSIGNMENT FORM

[Capitalized terms used herein but not defined have the meanings assigned to such terms in the Senior Note]

To assign the Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to:

(Print or type assignee’s name, address and zip code)

(Print or type assignee’s social security or tax identification number)

and irrevocably appoint _______________________ as agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for it.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Senior Note)
FOR EXECUTION BY ENTITY:
By:
Name:
Title:
Tax identification no:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] (circle one) an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] (circle one) an Affiliate of the Company.

In connection with any transfer or exchange of this Senior Note occurring prior to the date that is one year after the later of the date of original issuance of this Senior Note and the last date, if any, on which this Senior Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Senior Note is being:

CHECK ONE BOX BELOW:

☐ (1) acquired for the undersigned’s own account, without transfer;

☐ (2) transferred to the Company;

☐ (3) transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐ (4) transferred under an effective registration statement under the Securities Act;

☐ (5) transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐ (6) transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

☐ (7) transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act of 1933; or

☐ (8) transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Senior Note in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Senior Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Assignee’s signature:
FOR EXECUTION BY ENTITY
By:
Name:
Title:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5)

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Assignee’s signature:
FOR EXECUTION BY ENTITY:
By:
Name:
Title:
Tax identification no:

OPTION OF NOTEHOLDER TO ELECT PURCHASE

Please to check the box below indicating whether you elect to have this Senior Note purchased by the Company pursuant to Section 5 of this Senior Note:

☐ Yes ☐ No

If you want to elect to have only part of this Senior Note purchased by the Company pursuant to Section 5 of this Senior Note, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elected to have purchased: $____________

Date:	Your signature:
(Sign exactly as your name appears on the face of this Senior Note)
FOR EXECUTION BY ENTITY:
By:
Name:
Title:
Tax identification no:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

EXHIBIT B-1

FORM OF OPINIONS OF COUNSEL

EXHIBIT B-2

FORM OF OPINIONS OF GENERAL COUNSEL

EXHIBIT B-3

FORM OF OPINION OF LOCAL COUNSEL TO THE BANK

EXHIBIT C

RISK FACTORS

The following paragraphs describe what we believe are the material risks of an investment in the 8.75% Fixed Rate Senior Notes due 2029 (the “Senior Notes”) being issued by Green Dot Corporation (the “Company”). We may face other risks as well, which we have not anticipated. The risk factors listed below are not intended to represent a complete list of the general or specific risks that may affect the Senior Notes, us, or our subsidiaries, including our wholly-owned banking subsidiary, Green Dot Bank (the “Bank”). The following risks only represent typical risks that may impact an investment in the Senior Notes. In evaluating an investment in any of our securities, investors should consider carefully, among other things, the risks discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), and such other risk factors as the Company may disclose in other reports and statements filed with or furnished to the SEC. The order of these risk factors does not reflect their relative importance or likelihood of occurrence. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Senior Notes.

Risks Related to the Senior Notes

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Senior Notes have not been registered with the SEC under the Securities Act. The Senior Notes are being offered and sold in reliance upon an exemption from registration provided in Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act. Accordingly, the Senior Notes may not be offered or sold absent registration with the SEC or a valid exemption under the Securities Act and are subject to certain transfer restrictions set forth in the Senior Notes.

Your ability to transfer the Senior Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Senior Notes.

There is no established public market for the Senior Notes, and we cannot assure you that an active trading market for the Senior Notes will develop. We do not intend to apply for listing the Senior Notes on any securities exchange, and we cannot assure you as to the development or liquidity of any trading market for the Senior Notes. If no active trading market develops, you may not be able to resell the Senior Notes at their fair market value or at all. The liquidity of any market for the Senior Notes will depend on a number of factors, including:

◦the number of holders of the Senior Notes;
◦our operating performance and financial condition;
◦the market for similar securities;
◦the interest of securities dealers in making a market in the Senior Notes; and
◦prevailing interest rates.

We cannot assure you that the market, if any, for the Senior Notes will be free from disruptions or that any disruptions may not adversely affect the prices at which you may sell your Senior Notes. Therefore, we cannot assure you that you will be able to sell your Senior Notes at a particular time or that the price that you receive when you sell will be favorable.

The Senior Notes may be redeemed at our option, and you may not be able to reinvest the proceeds in a comparable security.

We may, at our option, redeem the Senior Notes at the applicable times and at the applicable redemption price described in the Senior Notes. We may choose to redeem the Senior Notes at times when prevailing interest rates are relatively low and you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Senior Notes being redeemed.

As a holder of Senior Notes, you will not be entitled to any rights with respect to our capital stock.

If you hold Senior Notes, you will not be entitled to any rights with respect to our capital stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our capital stock) by virtue of holding Senior Notes.

As a holder of Senior Notes, you will have no say over our management and affairs.

Our officers and directors will make all decisions with respect to our management. If you hold Senior Notes, you will not be entitled to any rights or power to take part in our management by virtue of holding Senior Notes. Prospective investors will be entirely reliant on our officers and directors to effectively manage our business so that we may meet our debt obligations when they become due.

The Senior Notes may be issued with original issue discount for U.S. federal income tax purposes.

The Senior Notes may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable.

Your right to receive payments on the Senior Notes is effectively subordinated to those lenders who have a security interest in our assets.

The Senior Notes will not be secured by any of our assets. As a result, the Senior Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. We currently have a $100.0 million revolving facility secured by substantially all of the assets of the Company, of which $62.0 million was outstanding as of June 30, 2024, and we may incur additional indebtedness from time to time that is secured by all or substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under such secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Senior Notes, even if an event of default exists under the Senior Notes. In any such event, because the Senior Notes are not secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

Your right to receive payments on the Senior Notes is structurally subordinated to indebtedness of the Bank and our other subsidiaries.

The Senior Notes will be our obligations only and are not obligations of, or deposits in, the Bank or its other subsidiaries. The Senior Notes are not insured by any government or private agency. Because we are a holding company, our rights and the rights of our creditors, including the holders of the Senior

Notes, to participate in any distribution of the assets of the Bank or our other subsidiaries, upon a liquidation, reorganization, or insolvency of the Bank or our other subsidiaries (and the consequent right of the holders of the Senior Notes to participate in those assets) will be subject to the claims of the creditors of the Bank or our other subsidiaries (including depositors in our subsidiaries). If we are a creditor of the Bank or its other subsidiaries, our claims would be subject to any prior security interest in the assets of the Bank or our other subsidiaries and any indebtedness of our subsidiaries senior to our indebtedness.

The Senior Notes are also effectively subordinated to all of the liabilities of the Bank or our other subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the Senior Notes, or to make any funds available to make payments on the Senior Notes, whether by paying dividends or otherwise.

We will have increased debt service obligations upon issuance of the Senior Notes.

Upon issuance of the Senior Notes, we will have incurred additional debt service obligations in addition to normal operating expenses and planned capital expenditures. Our increased level of indebtedness may have several important effects on our future operations, including, without limitation, a portion of our cash flow must be dedicated to the payment of interest and principal on the Senior Notes, reducing funds available for distribution to shareholders and limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate and other purposes. Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon the future performance of the Company, as well as the Bank and its ability to pay dividends to us, which will be subject to regulatory restrictions, general economic, industry and competitive conditions and to financial, business and other factors affecting us and the Bank, many of which are beyond our control.

We cannot assure you that the Company and the Bank will be able to continue to generate cash flow at or above its current level and that we will be able to pay principal and interest on its existing indebtedness as well as the Senior Notes as it becomes due.

We will be able to incur additional debt, which could result in a further increase of our leverage and thereby have an adverse effect on our ability to pay our obligations under the Senior Notes.

The terms of the Senior Notes do not and will not prohibit us from incurring additional debt. We may seek to raise additional capital in the form of debt in the future. If we do incur more debt, the related risks that we would face with an increase in leverage could result in an adverse effect on our ability to pay our obligations under the Senior Notes.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Senior Notes.

The Company is a financial holding company with no material activities other than the provision of funds to our subsidiaries, including the Bank, in the ordinary course of business. One source of funds to pay dividends on our capital stock and to service any of our debt obligations, including the Senior Notes, other than further issuances of securities, include dividends received from the Bank. The Bank is not obligated to make dividend or other payments to us, and any payments to us would depend on the earnings or financial condition of the Bank, various business considerations, and may also require prior regulatory approval.

Moreover, pursuant to federal law and regulations promulgated by the Federal Reserve, a financial holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay the principal of, and accrued but unpaid interest on, the Senior Notes as those obligations become due.

Government regulation may affect the priority of the Senior Notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a new resolution regime known as the “orderly liquidation authority,” which may apply to us as a financial holding company. Under the orderly liquidation authority, the Federal Deposit Insurance Corporation (the “FDIC”) may be appointed as receiver for an entity for purposes of liquidating the entity if the Secretary of the Treasury determines that the entity is in severe financial distress.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the right of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a “bridge” entity. As a consequence of the rights of the FDIC under the orderly liquidation authority, the holders of the Senior Notes may be fully subordinated to interests held by the U.S. government if we enter into a receivership, insolvency, liquidation or similar proceeding. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Holders of the Senior Notes are not protected in the event of a material adverse change in our financial condition or results of operations, and there is limited covenant protection in the Senior Notes.

The covenants in the Senior Notes are limited and do not protect holders of the Senior Notes in the event of a material adverse change in our financial condition or results of operations. For example, the Senior Notes do not contain any covenants regarding financial ratios or specified levels of liquidity to which we must adhere and do not contain any provisions which restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, including indebtedness which will rank senior to the Senior Notes. Therefore, neither the covenants nor the other provisions of the Senior Notes should be a significant factor in evaluating whether we will be able to comply or will comply with our obligations under the Senior Notes.

Our credit ratings may not reflect all risks of an investment in the Senior Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Senior Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Senior Notes. Furthermore, because your return on the Senior Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not necessarily reduce the other investment risks related to the Senior Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Changes in our credit ratings may affect the value of the Senior Notes.

There is no assurance that a rating will remain for any given period of time or that a rating will not be suspended, lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances in the future so warrant. In the event that a rating assigned to the Senior Notes or to us is subsequently suspended, lowered or withdrawn for any reason, the market value of the Senior Notes is likely to be adversely affected.

The Senior Notes are not an insured deposit.

Your investment in the Senior Notes will not be a bank deposit and would not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of bearing the loss of your entire investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in determining how the proceeds of the offering will be used. While our board of directors believes the flexibility in application of the net proceeds is prudent, this broad discretion entails increased risks to the investors in this offering, including that net proceeds may not be used effectively. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering.